FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement is made and entered into this 20th day of September, 2000, by and between Eden Roc Partnership, a California general partnership ("Landlord") and Applied Signal Technology, Inc., ("Tenant").

WHEREAS, on October 30, 1998, a Lease Agreement (the "Lease") was entered into between Landlord and Tenant, relating to certain real property situated at 1128 West 2400 South, Salt Lake County, State of Utah, consisting of approximately 23,300 square feet of office/warehouse space as further described in the Lease.

WHEREAS, both Landlord and Tenant desire to amend the Lease Agreement.

NOW, THEREFORE, for and in consideration of the payment of ten dollars and no cents ($10.00) and other good and valuable consideration to Landlord, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1. By this First Amendment to Lease Agreement, the Lease premises will be expanded to include an additional 4,976 square feet located at 1128 West 2400 South, Salt Lake City, Utah described on Exhibit "A" to this First Amendment. The term for said additional space shall be co-terminus with the term of the Lease.

2. The minimum rental for the additional space term shall be payable monthly, in advance, without offset or demand on the first day of each calendar month throughout the Lease term as follows:

11/01/00	$36,540/year	$3,045/month
01/01/01	$37,260/year	$3,105/month
01/01/02	$37,976/year	$3,164/month
01/01/03	$38,812/year	$3,234/month

3. Tenant hereby accepts the additional space in its present condition, state of improvement and repair ("as is"). The Tenant will make any necessary Tenant Improvements at its own cost and expense.

All other terms, covenants and provisions of the Lease Agreement, including all attachments, shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED this day and year first above written.

LANDLORD: Eden Roc Partnership
A California general partnership
By:
Stanley C. Elman
Managing General Partner